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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements on Form S-8 (numbers 333-104700 and 333-14743) of Napco Security Systems, Inc. of our report dated January 26, 2004 (such report explains that the 2001 consolidated financial statements and financial statement schedule of Napco Security Systems, Inc. were audited by other auditors who have ceased operations), appearing in this annual report on Form 10-k of Napco Security Systems, Inc. for the year ended June 30, 2003.

                                        /s/ Marcum & Kliegman LLP

Woodbury, New York
February 5, 2004

                                      E-19